EXHIBIT 99.4


                         Report of Independent Auditors


Board of Directors and Stockholder
USG Annuity & Life Company

We have audited the accompanying statutory basis balance sheets of USG Annuity & Life Company ("the Company" and a wholly owned subsidiary of ING America
Insurance Holdings, Inc.) as of December 31, 2002 and 2001, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commissioner of Insurance of the State of Oklahoma (Oklahoma Insurance Department), which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of USG Annuity & Life Company at December 31, 2002 and 2001 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USG Annuity & Life Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Oklahoma Insurance Department.

As discussed in Note 3 to the financial statements, in 2001 the Company changed various accounting policies to be in accordance with the revised NAIC Accounting Practices and Procedures Manual, as adopted by the Oklahoma Insurance Department.


                                                           /s/ Ernst & Young LLP


April 25, 2003

                           USG Annuity & Life Company
                        Balance Sheets - Statutory Basis
--------------------------------------------------------------------------------

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Admitted assets
Cash and invested assets:
   Bonds                                                                          $   6,116,495    $   5,285,956
   Preferred stocks                                                                       1,088              134
   Common stocks                                                                              -               22
   Mortgage loans                                                                     1,483,855        1,659,518
   Real estate, less accumulated depreciation  (2002- $304,
     2001-$242)                                                                           1,477            2,964
   Policy loans                                                                          32,454           32,732
   Other invested assets                                                                 47,704           40,847
   Cash and short-term investments                                                        9,116          102,848
                                                                                  --------------   --------------
Total cash and invested assets                                                        7,692,189        7,125,021

Deferred and uncollected premiums, less loading (2002- ($58),
   2001- $49)                                                                               386            1,304
Accrued investment income                                                                77,674           72,706
Reinsurance balances recoverable                                                            335               90
Indebtedness from related parties                                                            25            3,945
Federal income tax recoverable, including a deferred
   tax asset (2002 - $15,601, 2001 - $6,976)                                             22,163            6,976

Other assets                                                                              2,451            5,484
                                                                                  --------------   --------------
Total admitted assets                                                             $   7,795,223    $   7,215,526
                                                                                  ==============   ==============

                           USG Annuity & Life Company
                  Balance Sheets - Statutory Basis (continued)
--------------------------------------------------------------------------------



                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)
                                                                                      except share amounts)


Liabilities and capital and surplus
Liabilities:
   Policy and contract liabilities:
       Life and annuity reserves                                                  $   6,859,914    $   6,211,216
       Deposit type contracts                                                           246,501          232,745
       Policyholders' funds                                                                  53               33
       Unpaid claims                                                                      3,622            3,930
                                                                                  --------------   --------------
   Total policy and contract liabilities                                              7,110,090        6,447,924

   Interest maintenance reserve                                                          11,799            4,992
   Accounts payable and accrued expenses                                                 27,197           69,739
   Indebtedness to related parties                                                       22,147            6,548
   Contingency reserve                                                                      876            1,907
   Asset valuation reserve                                                               50,634           71,621
   Borrowed money                                                                       184,450          183,094
   Other liabilities                                                                      1,844          120,244
                                                                                  --------------   --------------
Total liabilities                                                                     7,409,037        6,906,069

Capital and surplus:
   Common stock: authorized - 1,000 shares of $3,000 par value;
     833 issued and outstanding                                                           2,500            2,500
   Additional paid-in capital                                                           316,963          286,963
   Unassigned surplus                                                                    66,723           19,994
                                                                                  --------------   --------------
Total capital and surplus                                                               386,186          309,457
                                                                                  --------------   --------------
Total liabilities and capital and surplus                                         $   7,795,223    $   7,215,526
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                           USG Annuity & Life Company
                   Statements of Operations - Statutory Basis
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Premiums and other revenues:
   Life, annuity, and accident and health premiums                                $   1,285,640    $     833,347
   Policy proceeds and dividends left on deposit                                          9,267           11,396
   Net investment income                                                                536,206          520,614
   Amortization of interest maintenance reserve                                          (7,446)           2,383
   Commissions, expense allowances and reserve adjustments
     on reinsurance ceded                                                                14,159           23,933
   Other income                                                                           1,619           17,445
                                                                                  --------------   --------------
Total premiums and other revenues                                                     1,839,445        1,409,118

Benefits paid or provided:
   Death benefits                                                                       112,299          141,633
   Annuity benefits                                                                     250,411          274,447
   Surrender benefits                                                                   582,708          739,979
   Interest on policy or contract funds                                                   8,033           11,409
   Other benefits:
       Life contract withdrawals                                                          8,968            6,081
       Increase in life, annuity, and accident and
         health reserves                                                                648,698           25,124
                                                                                  --------------   --------------
Total benefits paid or provided                                                       1,611,117        1,198,673

Insurance expenses:
   Commissions                                                                           86,074           59,252
   General expenses                                                                      33,272           22,962
   Insurance taxes, licenses and fees, excluding
     federal income taxes                                                                  (231)          (1,827)
   Other                                                                                    856             (291)
                                                                                  --------------   --------------
Total insurance expenses                                                                119,971           80,096


                           USG Annuity & Life Company
             Statements of Operations - Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Gain from operations before federal income taxes and
   net realized capital losses                                                          108,357          130,349
Federal income taxes                                                                     41,015           49,747
                                                                                  --------------   --------------
Gain from operations before net realized capital losses                                  67,342           80,602
Net realized capital losses net of income taxes 2002 - $6,049;
   2001 - $ (7,981) and excluding net transfers to the interest
   maintenance reserve 2002- $638; 2001- $(13,377)                                      (41,467)         (51,090)
                                                                                  --------------   --------------
Net income                                                                        $      25,875    $      29,512
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                           USG Annuity & Life Company
          Statements of Changes in Capital and Surplus--Statutory Basis
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Common stock:
   Balance at beginning and end of year                                           $       2,500    $       2,500
                                                                                  --------------   --------------
Paid-in and contributed surplus:
     Balance at beginning and end of year                                               286,963          286,963
     Capital contributions                                                               30,000                -
                                                                                  --------------   --------------
     Balance at end of year                                                             316,963          286,963

Unassigned surplus (deficit):
     Balance at beginning of year                                                        19,994          (16,701)
     Net income                                                                          25,875           29,512
     Change in net unrealized capital losses                                             (7,240)          (1,001)
     Change in non-admitted assets                                                        3,284          (15,515)
     Change in asset valuation reserve                                                   20,987           18,143
     Change in net deferred income tax                                                    3,480           26,376
     Change in accounting principle, net of tax                                               -            5,180
     Dividends to stockholder                                                                 -          (26,000)
     Other                                                                                  343                -
                                                                                  --------------   --------------
     Balance at end of year                                                              66,723           19,994
                                                                                  --------------   --------------
Total capital and surplus                                                         $     386,186    $     309,457
                                                                                  ==============   ==============

See accompanying notes - statutory basis.

                           USG Annuity & Life Company
                    Statements of Cash Flows--Statutory Basis
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Operations
Premiums, policy proceeds, and other considerations received,
   net of reinsurance paid                                                        $   1,295,738    $     844,992
Net investment income received                                                          647,957          565,770
Commission and expense allowances received on reinsurance ceded                          14,159           23,933
Benefits paid                                                                          (998,100)      (1,195,459)
Insurance expenses paid                                                                (122,791)         (70,176)
Federal income taxes paid                                                               (58,643)         (41,271)
Net other revenue                                                                            89           10,907
                                                                                  --------------   --------------
Net cash provided by operations                                                         778,409          138,696
                                                                                  --------------   --------------
Investments
Proceeds from sales, maturities, or repayments of investments:
   Bonds                                                                              8,709,883        5,845,574
   Preferred stocks                                                                         133              961
   Common stocks                                                                            224           46,233
   Mortgage loans                                                                       275,949          170,155
   Other invested assets                                                                  6,856            7,254
   Net loss on cash and short term investment                                                 -              (75)
   Net tax on capital gains                                                               4,947            3,874
                                                                                  --------------   --------------
Net proceeds from sales, maturities, or repayments of investments                     8,997,992        6,073,976

Cost of investments acquired:
   Bonds                                                                              9,713,052        6,229,459
   Preferred stocks                                                                      17,047            2,085
   Common stocks                                                                        (15,817)          (2,085)
   Mortgage loans                                                                       100,251           93,125
   Other invested assets                                                                 14,594           19,254
                                                                                  --------------   --------------
Total cost of investments acquired                                                    9,829,127        6,341,838

Net decrease (increase) in policy loans                                                     279             (938)
                                                                                  --------------   --------------
Net cash used in investment activities                                                 (830,856)        (268,800)


                           USG Annuity & Life Company
              Statements of Cash Flows--Statutory Basis (continued)
--------------------------------------------------------------------------------

                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


Financing and miscellaneous activities
Cash provided:
   Capital and surplus paid-in                                                           30,000                -
   Borrowed money                                                                         1,356          135,270
   Net deposits on deposit-type contract funds                                               (8)         (38,422)
   Interest paid on indebtedness                                                           (254)               -
   Other (uses) sources                                                                 (72,379)         124,461
   Dividends to stockholder                                                                   -          (26,000)
                                                                                  --------------   --------------
Net cash (used in) provided by financing and miscellaneous
  activities                                                                            (41,285)          195,309

Net (decrease) increase in cash and short-term investments                              (93,732)           65,205
Cash and short-term investments:
   Beginning of year                                                                    102,848            37,643
                                                                                  --------------   ---------------
   End of year                                                                    $       9,116    $      102,848
                                                                                  ==============   ===============

See accompanying notes - statutory basis.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     USG Annuity & Life Company (the "Company") is domiciled in Oklahoma and is a wholly owned subsidiary of Equitable Life Insurance Company of Iowa ("Equitable"), an Iowa domiciled insurance company. Equitable, in turn, is a wholly owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH").

     The Company offers various insurance products including deferred fixed annuities, immediate annuities, and interest-sensitive life insurance. These products are primarily marketed to individuals by independent insurance broker/dealers, financial institutions, and the career agency force. The Company is licensed in 48 states and the District of Columbia.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Commissioner of Insurance of the State of Oklahoma (Oklahoma Insurance
     Department), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds and mandatorily redeemable preferred stocks are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Investments in real estate are reported net of related obligations rather than on a gross basis. Real estate owned and occupied by the Company is included in investments rather than reported as an operating asset as under GAAP, and investment income and operating expenses include rent for the Company's occupancy of those properties. Changes between depreciated cost and admitted asset investment amounts are credited or charged directly to unassigned surplus rather than income as would be required under GAAP.

     Derivative instruments that meet the criteria of an effective hedge are valued and reported in a manner that is consistent with the hedged asset or liability. Embedded derivatives are not accounted for separately from the host contract. Under GAAP, the effective and ineffective portions of a single hedge are accounted for separately, an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risk of the host contract is accounted for separately from the host contract and valued and reported at fair value, and the change in fair value for cash flow hedges is credited or charged directly to a separate component of shareholders' equity rather than to income as required for fair value hedges.

     The Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value. For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e., undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are re-evaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book. The asset is then written down to fair value.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve
     (IMR) in the accompanying balance sheets.

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Basis of Presentation (continued)

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Deferred Income Taxes: Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     Reconciliation to GAAP

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Bonds,   preferred  stocks,  common  stocks,   short-term  investments  and
     derivative instruments are stated at values prescribed by the NAIC, as follows:

     Bonds not backed by other loans are principally stated at amortized cost using the interest method.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

     Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

     Redeemable preferred stocks rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or market value and nonredeemable preferred stocks are reported at market value or the lower of cost or market value as determined by the Securities Valuation Office of the NAIC ("SVO").

     Common stocks are reported at market value as determined by the SVO and the related unrealized capital gains/(losses) are reported in unassigned surplus along with adjustment for federal income taxes.

     The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

     In addition, the Company invests in structured securities including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

     The Company uses interest rate swaps, caps and floors, options and certain other derivatives as part of its overall interest rate risk management strategy for certain life insurance and annuity products. As the Company only uses derivatives for hedging purposes, the Company values all derivative instruments on a consistent basis with the hedged item. Upon termination, gains and losses on those instruments are included in the carrying values of the underlying hedged items and are amortized over the remaining lives of the hedged items as adjustments to investment income or benefits from the hedged items. Any unamortized gains or losses are recognized when the underlying hedged items are sold.

     Interest rate swap contracts are used to convert the interest rate characteristics (fixed or variable) of certain investments to match those of the related insurance liabilities that the investments are supporting. The net interest effect of such swap transactions is reported as an adjustment of interest income from the hedged items as incurred.

     Interest rate caps and floors are used to limit the effects of changing interest rates on yields of variable rate or short-term assets or liabilities. The initial cost of any such agreement is amortized to net investment income over the life of the agreement. Periodic payments that are receivable as a result of the agreements are accrued as an adjustment of interest income or benefits from the hedged items.

     Mortgage  loans  are  reported  at  amortized   cost,  less  allowance  for
     impairments.

     Policy loans are reported at unpaid principal balances.

     Land is reported at cost. Real estate occupied by the company is reported at depreciated cost; other real estate is reported at the lower of depreciated cost or fair value. Depreciation is calculated on a straight-line basis over the estimated useful lives of the properties.

     For reverse repurchase agreements, Company policies require a minimum of 102% of the fair value of securities purchased under reverse repurchase agreements to be maintained as collateral. Cash collateral received is invested in short-term investments and the offsetting collateral liability is included in miscellaneous liabilities.

     Reverse dollar repurchase agreements are accounted for as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Investments (continued)

     The Company engages in securities lending whereby certain domestic bonds from its portfolio are loaned to other institutions for short periods of time. Collateral, primarily cash, which is in excess of the market value of the loaned securities, is deposited by the borrower with a lending agent, and retained and invested by the lending agent to generate additional income for the Company. The Company does not have access to the collateral. The Company's policy requires a minimum of 102% of the fair value of securities loaned to be maintained as collateral. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value fluctuates.

     At December 31, 2002 and 2001, the Company had loaned securities (which are reflected as invested assets on the Balance Sheets) with a market value of approximately $32,662,000 and $62,905,000, respectively.

     Short-term   investments  are  reported  at  amortized   cost.   Short-term
     investments include investments with maturities of less than one year at the date of acquisition.

     Other invested assets are reported at amortized cost using the effective interest method. Other invested assets primarily consist of residual collateralized mortgage obligations and partnership interests.

     Realized capital gains and losses are determined using the specific identification basis.

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 4.00% to 8.75%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Aggregate Reserve for Life Policies and Contracts (continued)

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating.

     For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies (continued)

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Deferred federal income taxes                                                $      54,496    $      55,833
     Agents' debit balances                                                                 519              255
     Deferred and uncollected premium                                                       119              120
     Other                                                                                  885            3,095
                                                                                  --------------   --------------
     Total nonadmitted assets                                                     $      56,019    $      59,303
                                                                                  ==============   ==============

     Changes in nonadmitted assets are generally reported directly in surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in surplus as a change in unrealized capital gains or losses.

     Claims and Claims Adjustment Expenses

     Claims expenses represent the estimated ultimate net cost of all reported and unreported claims incurred through December 31, 2002. The Company does not discount claims and claims adjustment expense reserves. Such estimates are based on actuarial projections applied to historical claims payment data. Such liabilities are considered to be reasonable and adequate to discharge the Company's obligations for claims incurred but unpaid as of December 31, 2002.

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments (with a maturity of less than one year at date of acquisition).

     The Company borrowed $1,021,035,000 and repaid $1,021,035,000 in 2002 and borrowed $880,600,000 and repaid $928,400,000 during 2001. These borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $109,000 and $645,000 during 2002 and 2001, respectively.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2002 financial statement presentation.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

2.   Permitted Statutory Basis Accounting Practices

     The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Oklahoma Insurance Department. The Oklahoma Insurance Department recognizes only statutory accounting practices prescribed or permitted by the State of Oklahoma for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Oklahoma Insurance Laws. NAIC Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the state of Oklahoma. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Oklahoma Insurance Department. As of December 31, 2002 and 2001, the Company had no such permitted accounting practices.


3.   Accounting Changes

     The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of Oklahoma. Effective January 1, 2001, the State of Oklahoma required that insurance companies domiciled in the State of Oklahoma prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual subject to any deviations prescribed or permitted by the State of Oklahoma insurance commissioner.

     Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures Manual are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods.

     As a result of these changes, the Company reported a change of accounting principle, as an adjustment that increased unassigned surplus, by $5,180,000 as of January 1, 2001. These changes are primarily attributed to an increase in unassigned surplus of approximately $5,911,000 related to deferred tax assets, $15,384,000 related to prepayment penalties on bonds and mortgage loans released from the IMR liability. Offsetting this increase is a reduction of approximately $15,988,000 to guaranty fund assessment and $127,000 to cost of collection of premiums.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:


                                                                                                   Gross         Gross
                                                                                   Amortized    Unrealized    Unrealized    Fair
                                                                                     Cost          Gains        Losses      Value
                                                                                  -----------  -----------  -----------  -----------
                                                                                                    (In Thousands)


     At December 31, 2002:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies                                  $  285,347   $    4,998   $       36   $  290,309
     States, municipalities, and political subdivisions                                    -            -            -            -
     Foreign government                                                              120,649        4,200        2,385      122,464
     Public utilities securities                                                     270,390       14,526        4,008      280,908
     Corporate securities                                                          3,244,826      182,420       34,973    3,392,273
     Mortgage-backed securities                                                    1,668,901       90,300       46,006    1,713,195
     Other structured securities                                                     320,274        9,786       28,080      301,980
     Commercial mortgage-backed securities                                           217,028       18,254           76      235,206
                                                                                  -----------  -----------  -----------  -----------
     Total fixed maturities                                                        6,127,415      324,484      115,564    6,336,335

     Preferred stocks                                                                  1,088            -            -        1,088
                                                                                  -----------  -----------  -----------  -----------
     Total equity securities                                                           1,088            -            -        1,088
                                                                                  -----------  -----------  -----------  -----------
     Total                                                                        $6,128,503   $  324,484   $  115,564   $6,337,423
                                                                                  ===========  ===========  ===========  ===========

     At December 31, 2001:
     U.S. Treasury securities and obligations of
       U.S. government corporations and agencies                                  $   38,620   $      244   $       82   $   38,782
     Public utilities securities                                                     136,285        3,665        4,478      135,472
     Corporate securities                                                          2,785,911       97,406       68,734    2,814,583
     Mortgage-backed securities                                                    1,700,989      163,964      118,566    1,746,387
     Other structured securities                                                     463,485       12,125       27,898      447,712
     Commercial mortgage-backed securities                                           161,939        6,507        1,499      166,947
                                                                                  -----------  -----------  -----------  -----------
     Total fixed maturities                                                        5,287,229      283,911      221,257    5,349,883

     Preferred stocks                                                                    134            -            -          134
     Common stocks                                                                        22            -            -           22
                                                                                  -----------  -----------  -----------  -----------
     Total equity securities                                                             156            -            -          156
                                                                                  -----------  -----------  -----------  -----------
     Total                                                                        $5,287,385   $  283,911   $  221,257   $5,350,039
                                                                                  ===========  ===========  ===========  ===========

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The amortized cost and fair value of investments in bonds at December 31, 2002, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                    Amortized          Fair
                                                                                       Cost            Value
                                                                                  --------------   --------------

     December 31, 2002                                                                    (In Thousands)
     Maturity:
       Due in 1 year or less                                                      $      44,173    $      45,096
       Due after 1 year through 5 years                                               1,118,169        1,177,925
       Due after 5 years through 10 years                                             1,886,593        1,962,788
       Due after 10 years                                                               872,277          900,145
                                                                                  --------------   --------------
       Total Maturity                                                                 3,921,212        4,085,954
     Mortgage-backed securities                                                       1,668,901        1,713,195
     Other structured securities                                                        320,274          301,980
     Commercial mortgage-backed securities                                              217,028          235,206
                                                                                  --------------   --------------
     Total                                                                        $   6,127,415    $   6,336,335
                                                                                  ==============   ==============


     At December 31, 2002, investments in certificates of deposit and bonds, with an admitted asset value of $3,285,000, were on deposit with state insurance departments to satisfy regulatory requirements.

     Reconciliation of bonds from amortized cost to carrying value as of December 31, 2002 and 2001 is as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Amortized cost                                                               $   6,127,415    $   5,287,229
     Less nonadmitted bonds                                                              10,920            1,273
                                                                                  --------------   --------------
     Carrying value                                                               $   6,116,495    $   5,285,956
                                                                                  ==============   ==============

     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $4,334,623,000 and $1,852,588,000 in 2002 and
     2001, respectively. Gross gains of $109,772,000 and $49,178,000 and gross losses of $97,962,000 and $34,222,000 during 2002 and 2001, respectively, were realized on those sales. A portion of the gains realized in 2002 and 2001 has been deferred to future periods in the interest maintenance reserve.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     Major categories of net investment income are summarized as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Income:
       Bonds                                                                      $     459,813    $     415,872
       Mortgage loans                                                                   128,230          137,032
       Policy loans                                                                       1,091            1,199
       Company-occupied property                                                            376              204
       Other                                                                            (26,548)          (4,625)
                                                                                  --------------   --------------
     Total investment income                                                            562,962          549,682
     Investment expenses                                                                 26,756           29,068
                                                                                  --------------   --------------
     Net investment income                                                        $     536,206    $     520,614
                                                                                  ==============   ==============

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Investment purchase commitments                                              $      87,963    $      55,776
                                                                                  ==============   ==============

     The Company entered into reverse dollar repurchase transactions to increase its return on investments and improve liquidity. Reverse dollar repurchases involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. The reverse dollar repurchases are accounted for as short term collateralized financing and the repurchase obligation is reported in borrowed money. The repurchase obligation totaled $173,189,000 and $177,558,000 at December 31, 2002 and 2001, respectively.
     The securities underlying these agreements are mortgage-backed securities with a book value and fair value of $173,245,000 at December 31, 2002. The securities have a weighted average coupon of 5.99% and have maturities ranging from December 2017 through December 2032. The primary risk associated with short-term collateralized borrowings is that the counterparty may be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, which was not material at December 31, 2002. The Company believes the counterparties to the reverse dollar repurchase agreements are financially responsible and that the counterparty risk is minimal.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

4.   Investments (continued)

     The Company participates in reverse repurchase transactions. Such transactions include the sale of corporate securities to a major securities dealer and a simultaneous agreement to repurchase the same security in the near term. The proceeds are invested in new securities of intermediate durations. The terms of the reverse repurchase agreements call for payment of interest at a rate of 1.4%. The agreements mature prior to the end of January 2003. The amount due on these agreements included in borrowed money is $11,000,000. The securities underlying these agreements are mortgage-backed securities with a book value and fair value of $12,687,000. The securities have a weighted average coupon of 6.5% and have a maturity of August 2032.

     The maximum and minimum lending rates for long-term mortgage loans during 2002 were 7.66% and 2.99%. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings.

     The maximum percentage of any loan to the value of collateral at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 66.7% on commercial properties. As of December 31, 2002, the Company held no mortgages with interest more than 180 days overdue. Total interest due, as of December 31, 2002 is $0.


5.   Derivative Financial Instruments Held for Purposes Other than Trading

     The Company enters into interest rate and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks, which include the risk of a change in the value, yield, price, cash flows, exchange rates or quantity of, or a degree of exposure with respect to, assets, liabilities, or future cash flows, which the Company has acquired or incurred. Hedge accounting practices are supported by cash flow matching, scenario testing and duration matching.

     The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Interest rate swap agreements generally involve the exchange of fixed and floating interest payments over the life of the agreement without an exchange of the underlying principal amount. Currency swap agreements generally involve the exchange of local and foreign currency payments over the life of the agreements without an exchange of the underlying principal amount. Interest rate cap and interest rate floor agreements owned entitle the Company to receive payments to the extent reference interest rates exceed or fall below strike levels in the contracts based on the notional amounts.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5. Derivative Financial Instruments Held for Purposes Other than Trading (continued)

     Premiums paid for the purchase of interest rate contracts are included in other invested assets and are being amortized to interest expense over the remaining terms of the contracts or in a manner consistent with the financial instruments being hedged.

     Amounts paid or received, if any, from such contracts are included in interest expense or income. Accrued amounts payable to or receivable from counterparties are included in other liabilities or other invested assets.

     Gains or losses realized as a result of early terminations of interest rate contracts are amortized to investment income over the remaining term of the items being hedged to the extent the hedge is considered to be effective; otherwise, they are recognized upon termination.

     Interest rate contracts that are matched or otherwise designated to be associated with other financial instruments are recorded at fair value if the related financial instruments mature, are sold, or are otherwise terminated or if the interest rate contracts cease to be effective hedges. Changes in the fair value of derivatives are recorded as investment income. The Company manages the potential credit exposure from interest rate contracts through careful evaluation of the counterparties' credit standing, collateral agreements, and master netting agreements.

     The Company is exposed to credit loss in the event of nonperformance by counterparties on interest rate contracts; however, the Company does not anticipate nonperformance by any of these counterparties. The amount of such exposure is generally the unrealized gains in such contracts.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5. Derivative Financial Instruments Held for Purposes Other than Trading (continued)

     The table below summarizes the Company's interest rate contracts included in other invested assets at December 31, 2002 and 2001:

                                                                                  Notional Amount  Carrying Value     Fair Value
                                                                                  ---------------  ---------------  ---------------
                                                                                                   (In Thousands)


     December 31, 2002
     Interest rate contracts
       Swaps                                                                      $    1,146,498   $            -   $     (138,473)
       Caps and floors                                                                   548,465            3,393            1,296
                                                                                  ---------------  ---------------  ---------------
     Total derivatives                                                            $    1,694,963   $        3,393   $     (137,177)
                                                                                  ===============  ===============  ===============


                                                                                  Notional Amount  Carrying Value     Fair Value
                                                                                  ---------------  ---------------  ---------------
                                                                                                   (In Thousands)
     December 31, 2001
     Interest rate contracts:
       Swaps                                                                      $      921,000   $          936   $      (56,090)
       Caps and floors                                                                   298,465              547            2,302
                                                                                  ---------------  ---------------  ---------------
     Total derivatives                                                            $    1,219,465   $        1,483   $      (53,788)
                                                                                  ===============  ===============  ===============


6.   Concentrations of Credit Risk

     The Company held less-than-investment-grade bonds with an aggregate book value of $435,061,000 and $520,834,000 and with an aggregate market value of $413,437,000 and $477,494,000 at December 31, 2002 and 2001,
     respectively. Those holdings amounted to 7.1% of the Company's investments in bonds and 5.6% of total admitted assets at December 31, 2002. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $204,268,000 and $357,815,000 with an aggregate NAIC market value of $208,297,000 and $356,506,000 at December 31, 2002 and 2001, respectively. The carrying value of these holdings amounted to 3.3% of the Company's investment in bonds and 2.6% of the Company's total admitted assets at December 31, 2002.

     At December 31, 2002, the Company's commercial mortgages involved a concentration of properties located in California (11.6%) and Pennsylvania (9.9%). The remaining commercial mortgages relate to properties located in 37 other states. The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $23,935,000.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

7.   Annuity Reserves

     At December 31, 2002 and 2001, the Company's annuity reserves, including those held in separate accounts and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:

                                                                                         December 31, 2002
                                                                                      Amount           Percent
                                                                                  --------------   --------------
                                                                                  (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $   4,447,295          56%
       At book value less surrender charge                                            1,635,038          21
                                                                                  --------------   --------------
     Subtotal                                                                         6,082,333          77
     Subject to discretionary withdrawal (without adjustment) at book
       value with minimal or no charge or adjustment                                  1,194,281          15
     Not subject to discretionary withdrawal                                            641,496           8
                                                                                  --------------   --------------
     Total annuity reserves and deposit fund liabilities before reinsurance           7,918,110         100%
                                                                                                   ==============
     Less reinsurance ceded                                                             895,734
                                                                                  --------------
     Net annuity reserves and deposit fund liabilities                            $   7,022,376
                                                                                  ==============



                                                                                         December 31, 2001
                                                                                      Amount           Percent
                                                                                  --------------   --------------
                                                                                  (In Thousands)


     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                               $   3,927,063          55%
       At book value less surrender charge                                            1,568,029          22
                                                                                  --------------   --------------
     Subtotal                                                                         5,495,092          77
     Subject to discretionary withdrawal (without adjustment) at book
       value with minimal or no charge or adjustment                                  1,030,501          15
     Not subject to discretionary withdrawal                                            588,714           8
                                                                                  --------------   --------------
     Total annuity reserves and deposit fund liabilities before reinsurance           7,114,307         100%
                                                                                                   ==============
     Less reinsurance ceded                                                             744,333
                                                                                  --------------
     Net annuity reserves and deposit fund liabilities                            $   6,369,974
                                                                                  ==============

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Reinsurance

     The Company is involved in both ceded and assumed reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. As of December 31, 2002, the Company's retention limit for acceptance of risk on life insurance policies had been set at various levels up to $500,000.

     To the extent that the assuming companies become unable to meet their obligations under these treaties, the Company remains contingently liable to its policyholders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, the Company evaluates the financial condition of the retrocessionaire and monitors concentrations of credit risk.

     Assumed premiums amounted to $136,400,000 and $147,163,000 for the years ended December 31, 2002 and 2001, respectively.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Premiums                                                                     $     260,544    $     234,110
     Benefits paid or provided                                                           9,447            6,950
     Policy and contract liabilities at year end                                  $     896,762    $     775,452



9.   Federal Income Taxes

     The Company joins in filing a consolidated federal income tax return with its parent, Equitable, and other affiliates. The method of tax allocation is governed by a written tax sharing agreement. The tax sharing agreement provides that each member of the consolidated return shall reimburse Equitable for its respective share of the consolidated federal income tax liability and shall receive a benefit for its losses at the statutory rate.

     Significant components of income taxes incurred as of December 31 are:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Current income taxes incurred consist of the following major components:
       Federal taxes on operations                                                $      41,015    $      49,747
       Federal taxes on capital gains                                                    (6,049)           7,981
                                                                                  --------------   --------------
     Total current taxes incurred                                                 $      34,966    $      57,728
                                                                                  ==============   ==============

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

9.   Federal Income Taxes (continued)

     The components of the net deferred tax asset/(liability) at December 31 are as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Total gross deferred tax assets                                              $      70,328    $      63,290
     Total deferred tax liabilities                                                        (231)            (481)
                                                                                  --------------   --------------
     Net deferred tax asset                                                              70,097           62,809
     Deferred tax asset non-admitted                                                    (54,496)         (55,833)
                                                                                  --------------   --------------
     Net admitted deferred tax asset                                                     15,601            6,976
                                                                                  ==============   ==============
     Decrease (increase) in non-admitted asset                                    $       1,337    $     (25,312)
                                                                                  ==============   ==============

     The main components of deferred tax assets and deferred tax liabilities are as follows:

                                                                                            December 31
                                                                                       2002             2001
                                                                                  --------------   --------------
                                                                                          (In Thousands)


     Deferred tax assets resulting from book/tax differences in:
       Investments                                                                $      32,290    $      17,875
       Deferred acquisition costs                                                        23,431           26,735
       Guaranty assessments                                                               4,339            5,596
       Insurance reserves                                                                 8,423            8,957
       Unrealized loss on investments                                                       499            3,309
       Other                                                                              1,346              818
                                                                                  --------------   --------------
     Total deferred tax assets                                                           70,328           63,290
     Deferred tax assets non-admitted                                                   (54,496)         (55,833)
                                                                                  --------------   --------------
     Admitted deferred tax assets                                                        15,832            7,457

     Deferred tax liabilities resulting from book/tax differences in:
       Due and deferred premiums                                                            231              481
                                                                                  --------------   --------------
     Total deferred tax liabilities                                                         231              481
                                                                                  --------------   --------------
     Net admitted deferred tax asset                                              $      15,601    $       6,976
                                                                                  ==============   ==============

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

9.   Federal Income Taxes (continued)

     The change in net deferred income taxes in comprised of the following:

                                                                                                    December 31
                                                                                       2002             2001            Change
                                                                                  --------------   --------------   --------------
                                                                                                   (In Thousands)


     Total deferred tax assets                                                    $      70,328    $      63,290    $       7,038
     Total deferred tax liabilities                                                         231              481             (250)
                                                                                  --------------   --------------   --------------
     Net deferred tax asset                                                       $      70,097    $      62,809            7,288
                                                                                  ==============   ==============
     Tax effect of items in surplus:
       Unrealized gains (losses)                                                                                            2,278
                                                                                                                    --------------
     Change in net deferred income tax                                                                              $       9,566
                                                                                                                    ==============

     The provision for federal income taxes expense and change in deferred taxes differs from the amount obtained applying the statutory federal income tax rate to income (including capital losses) before income taxes for the following reasons:

                                                                                   Year ended
                                                                                   December 31,
                                                                                       2002
                                                                                  --------------
                                                                                  (In Thousands)


     Ordinary income                                                              $     108,357
     Capital losses                                                                     (48,154)
                                                                                  --------------
     Total pre-tax book income                                                    $      60,203
                                                                                  ==============

     Provision computed at statutory rate                                         $      21,071
     Audit settlement not provided for                                                    5,185
     Interest maintenance reserve                                                         2,606
     Nondeductible general expenses                                                          22
     Refinement of deferred tax balances                                                 (3,488)
     Other                                                                                    4
                                                                                 ---------------
     Total                                                                       $       25,400
                                                                                 ===============

     Federal income taxes incurred                                               $       34,966
     Change in net deferred income taxes                                                 (9,566)
                                                                                 ---------------
     Total statutory income taxes                                                $       25,400
                                                                                 ===============

     The amount of federal income taxes incurred that will be available for recoupment in the event of future net losses is $0 and $6,791,473 from 2002 and 2001, respectively.

     The Company has a recoverable of $6,561,673 at December 31, 2002 and had a payable of $17,114,498 at December 31, 2001 for federal income taxes under the intercompany tax sharing agreement.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Capital and Surplus

     Under Oklahoma insurance regulations, the Company is required to maintain a minimum total capital and surplus of $750,000. Additionally, the amount of dividends which can be paid by the Company to its stockholder without prior approval of the Oklahoma Insurance Department is limited to the greater of 10% of statutory surplus or the statutory net gain from operations.


11.  Fair Values of Financial Instruments

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:


                                                                                    December 31, 2002         December 31, 2001
                                                                                  --------------------------------------------------
                                                                                   Carrying       Fair       Carrying       Fair
                                                                                     Amount       Value        Amount       Value
                                                                                  -----------  -----------  -----------  -----------
                                                                                                    (In Thousands)


     Assets:
       Bonds                                                                      $6,116,495   $6,336,335   $5,285,956   $5,349,883
       Preferred stocks                                                                1,088        1,088          134          134
       Unaffiliated common stocks                                                          -            -           22           22
       Mortgage loans                                                              1,483,855    1,632,720    1,659,518    1,738,458
       Policy loans                                                                   32,454       32,454       32,732       32,732
       Derivative securities                                                           3,393     (137,177)       1,483      (53,788)
       Short-term investments                                                          5,650        5,650       84,678       84,678
       Cash                                                                            3,466        3,466       18,170       18,170
       Indebtedness from related parties                                                  25           25        3,945        3,945
       Receivable for securities                                                       2,873        2,873        4,268        4,268

     Liabilities:
       Individual and group annuities                                              6,775,875    6,621,753    6,339,976    6,218,709
       Deposit type contract                                                         246,501      258,945      232,745      247,377
       Indebtedness to related parties                                                22,147       22,147        6,548        6,548
       Payable for securities                                                              -            -      101,206      101,206


     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Fair Values of Financial Instruments (continued)

          Cash and short-term investments:  The carrying amounts reported in the
          accompanying   balance   sheets   for  these   financial   instruments
          approximate their fair values.

          Fixed maturities and equity securities: The fair values for bonds, preferred stocks and common stocks, reported herein, are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 0% and 15% over the total portfolio. Fair values determined on this basis can differ from values published by the NAIC Securities Valuation Office. Market value as determined by the NAIC as of December 31, 2002 and 2001 is $6,154,770,000 and $5,317,444,000,
          respectively.

          Mortgage loans: Estimated market values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

          Derivative financial instruments: Fair values for on-balance-sheet derivative financial instruments (caps, options and floors) and off-balance-sheet derivative financial instruments (swaps) are based on broker/dealer valuations or on internal discounted cash flow pricing models taking into account current cash flow assumptions and the counterparties' credit standing.

          Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

          The carrying value of all other financial instruments approximates their fair value.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
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12.  Commitments and Contingencies

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

     The Company has committed to provide additional capital contributions of $42,012,000 in partnership investments at December 31, 2002.


13.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 31, 2003, the Company can borrow up to $75,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to: the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $20,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "Bank"). Under this agreement, the Company can borrow up to $100,000,000 from the Bank. Interest on any of the Company borrowing accrues at an annual rate equal to: the cost of funds for the Bank for the period applicable for the advance plus 0.225% or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $31,000 for the year ended December 31, 2002. At December 31, 2002, the Company had $0 payable to the Bank.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
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14.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING US life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under the agreement were approximately $19,698,000 and $17,852,000 for the year ended December 31, 2002 and 2001, respectively.

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts received under these agreements were $31,437,000 and $19,154,000 for the year ended December 31, 2002 and 2001, respectively.

     Tax Sharing Agreements: The Company has entered into federal tax sharing agreements with members of an affiliated group as defined in Section 1504 of the Internal Revenue Code of 1986, as amended. The agreement provides for the manner of calculation and the amounts/timing of the payments between the parties as well as other related matters in connection with the filing of consolidated federal income tax returns. The Company has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax or other tax return on a consolidated, combined or unitary basis.

                           USG Annuity & Life Company
                 Notes to Financial Statements - Statutory Basis
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15.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company reduces the accrual by credits allowed in some states to reduce future premium taxes by a portion of assessments in that state. The Company has estimated this liability to be $12,397,000 and 15,988,000 as of December 31, 2002 and 2001, respectively and has recorded a reserve. The Company has also recorded an asset of $2,451,000 and $5,447,000 as of December 31, 2002 and 2001, respectively, for future credits to premium taxes for assessments already paid.


16.  Regulatory Risk-Based Capital

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2002, USG Annuity & Life Company meets the RBC requirements.